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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of (a) our reports dated January 27, 1994 included in the Form 10-K for the year ended December 31, 1993 of R.R. Donnelley & Sons Company (the "Company") and (b) our report dated January 26, 1995 included in the Current Report on Form 8-K dated February 21, 1995 of the Company and to all references to our Firm included in this Registration Statement.

                                                 /s/ Arthur Andersen LLP
                                          _____________________________________
                                                   ARTHUR ANDERSEN LLP

Chicago, Illinois
February 23, 1995